Exhibit 4.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 29, 2014, between Medigus Ltd., an Israeli corporation (the “Company”), and Capital Point Ltd an Israeli corporation  (the: "Capital") (Capital  including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under the Securities Law.

“Board of Directors” means the board of directors of the Company.

“Broker” means Roth Capital and Ladenburg, Thalman & Co. Inc.

 “Business Day” means any day except any Friday, Saturday, any Sunday, any day which is a federal legal holiday in the United States or Israel or any day on which banking institutions in the State of New York or in Israel are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” shall be as soon as possible, but no later than 3 Business Days after satisfaction (or waiver by the Party entitled to waive such conditions) of all the conditions precedent to the Closing as set out herein in Article II.

“Commission” means the United States Securities and Exchange Commission.

 “Company Counsel” means Erez Rosenbuch and Associates as to Israeli matters, and Schwell Wimpfheimer and Associates, LLP as to U.S. matters.

"Companies Law" means the Israeli Companies Law, 5759-1999

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the earliest of the date that the initial Registration Statement of the American Depository Shares (ADS) of the Company under the ADR Facility has been declared effective by the Commission.

“Escrow Agent” means the Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be signed by the Parties within 14 days from the date of this Agreement (unless otherwise agreed in writing by the Company and the Purchaser Majority), by and among the Company, the Escrow Agent and the Purchasers pursuant to which the Purchasers shall deposit the Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder, and to be subsequently held by the Escrow Agent on behalf of the Company as of and concurrent with the Closing.

“Escrow Date” means the close of trading on such day which is five Israeli Business Days prior to the date of the Shareholders Approval.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, service providers, officers or directors of the Company, or other plan beneficiaries, pursuant to any share or option plan duly adopted for such purpose in accordance with the Companies Law and/or Israeli Securities Laws (as defined below) not to exceed 3% on an annual basis (which for avoidance of doubt the options grants approved as set forth in the Option Plan Outline of Offering shall not be subject to such limitation), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares already issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, other than as per the terms set forth in such already issued securities, or (c) any issuance of securities in connection with an acquisition of the equity or assets of another entity or to strategic partners; provided, however, that securities issued pursuant to acquisitions or strategic transactions shall be approved by a majority of the independent directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ii).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ii).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

"Israeli Institutional Investors Transaction" shall have the meaning ascribed to such term in Section 4.12.

"Israeli Securities Laws" means the Securities Law, the rules and regulations promulgated under the Securities Law and any rules and regulations of the TASE.

"Purchaser Account" means an Israeli securities account(s) (or, an account with a foreign bank which works with an Israeli corresponding bank), that the Purchaser shall provide to the Company in accordance with the provisions of this Agreement, in which the Shares (and Warrant Shares, unless otherwise specified in the Exercise Notice) shall be deposited with respect to the Purchaser, including name of Account holder, Account number and the name of the TASE member managing such Account.

 “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Option Plan Outline of Offering” shall mean an outline of offering with respect to the Company’s 2013 option plan, and the options grants approved by the Board of Directors on May 29, 2014 with respect thereto, all as set forth on Form T170 filed by the Company on June 1, 2014 (as supplemented by the filing on June 19, 2014), and as may be supplemented to or amended from time to time in accordance with TASE and/or ISA requirements.

"Orbimed Transaction" shall have the meaning ascribed to such term in Section 4.12.

“Ordinary Shares” means the ordinary shares of the Company, nominal value, NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” means a price per 1 Ordinary Share of the Company in US Dollars determined on the date hereof that is equal to (A) [ninety-eight percent (98%)] of (B) the quotient obtained by dividing (i) the daily closing price of one Ordinary Share of the Company on the TASE for the Trading Day immediately  prior to the date hereof   by (ii) the representative exchange rate (as published by the Bank Of Israel) of 1 US Dollar to New Israeli Shekels on the date prior to the date hereof.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ii).

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

 “Purchaser Majority” means Qualifying Purchasers holding, at the relevant date, or if such relevant date is before the Closing, subscribed for, at least 66.7% of all Shares and Warrant Shares then held or subscribed for by all Qualifying Purchasers.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

"Qualifying Purchasers” means purchasers which are party to the US Investors Transaction with Subscription Amounts of $1 million or more, and that, as of the relevant date (if such relevant date occurs after the Closing), hold not less than 25% of the aggregate Shares and Warrant Shares (calculated together) purchased by such Purchasers thereunder.

“Registration Statement” means a registration statement registering the resale by the Purchasers of the ADRs representing the Shares and Warrant Shares (or registering for resale the Shares and Warrant Shares directly), which registration permits the Purchasers to sell such securities without restriction or limitation in the United States, other than as to delivery of a prospectus or conformity with the plan of distribution contained in such Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Law" means the Israeli Securities Law- 1968.

“Shareholders Approval” means the approval of the Company's general meeting of shareholders, for this Agreement, the Transaction Documents and the transactions contemplated herein and therein, in accordance with the requirements of Sections 270(5) and 274 of the Companies Law.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

 “Subscription Amount” means, the aggregate amount of $500,000 to be paid for all of the Shares and Warrants purchased to be purchased by the Purchaser hereunder, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"TASE" means the Tel Aviv Stock Exchange.

"TASE Approval" means the TASE's approval and authorization of (a) the issuance of the Shares and the listing thereof on TASE upon consummation of the Closing, and (b) approval, subject to the exercise of the Warrant, to the issuance of the Warrant Shares and the listing thereof on TASE upon the exercise of the Warrant.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Tel Aviv Stock Exchange, the OTC Bulletin Board  (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

 “Transfer Agent” means a transfer agent employed by the Company once the ADR Facility is formed and registered.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

 “Warrants” means, collectively, the Ordinary Shares purchase warrants delivered to the Purchasers at the Closing pursuant to this Agreement, in the form of Exhibit A attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.

(a)           On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, agrees to purchase from the Company (a) the aggregate number of Ordinary Shares, calculable by dividing the Subscription Amount by the Per Share Purchase Price, all on the terms and subject to the conditions more fully set forth in this Agreement, and (b) non-registered warrants to purchase additional Ordinary Shares issuable upon exercise of the Purchaser’s Warrant, with an exercise price equal to 140% of the Per Share Purchase Price, such that the total number of warrants issued to the Purchaser shall be equal to 40% of the number of Shares acquired by the  Purchaser, and with a term of exercise of 3 years beginning on the date of issuance.

(b)           Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Amit, Pollak, Matalon & Co., 17 Yitzhak Sadeh Street, Tel-Aviv, Israel or such other location as the parties shall mutually agree.

(c)           Within 2 Business Days following the Escrow Date, the  Purchaser shall transfer its applicable portion of the Subscription Amount, in US Dollars, to the Escrow Agent in accordance with the Escrow Agreement. The escrow agent account's details shall be delivered to the Purchaser by the Escrow Agent prior to the Escrow Date ("Escrow Account").

(d)           All the actions and transactions occurring at the Closing and specified in this Agreement shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           a legal opinion of Company Counsel, as to those matters set forth on  Exhibit B attached hereto, that is reasonably satisfactory to Purchaser Majority;

(ii)           Copy of a new share certificate for the Shares registered under the name of the Registration Company of Bank Hapoalim Ltd., the registration company of the Company (the "Registration Company");

(iii)           Copy of the notice of the Company to the Registration Company with respect to the issuance of the Shares (including all documents required by the Registration Company and/or Israeli Securities Laws, except for Form T87), with a stamp indicating the acceptance of such notice by the Registration Company (the "Registration Notice"), irrevocably instructing the Registration Company to credit the Shares to the  Purchaser's Account, the details of which shall be provided by the Purchasers in writing to the Company at least 4 Business Days following the Escrow Date;

(iv)           The executed Warrants in the name of each Purchaser signed by the Company;

(v)           The TASE Approval;

(vi)           A copy of an executed Form T87 reflecting the allocation of the Shares and the Warrants to the Purchasers;

(vii)           A certificate, duly executed by the Company, confirming that, each of the representations and warranties set forth in Article III is full and accurate in all material respects as of the Closing Date as if made on the Closing Date and that the Company has performed and complied in all material respects with all its covenants, agreements, and undertakings as set forth herein required to be performed at or prior to the Closing Date (the “Company Certificate”); and

(viii)           Duly executed copy of the minutes, or a certified Corporate Secretary extract thereof,  of the resolutions of the Board of Directors approving the Transaction Documents, and all corporate proceedings and required approvals related thereto, as required by Chapter 5 of the Companies Law have been obtained, all in accordance with the provisions of Section 282 of the Companies Law.

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)            The  details of the Purchaser Account.

(c)           At the Closing, the Company shall file with the TASE the T87 Form, and immediately thereafter shall deliver such executed T87 form to the Registration Company.

(d)           No later than 4 Business Days following the Escrow Date, the Escrow Agent shall confirm in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account.  Upon the fulfillment of all conditions to the Closing set forth in this Agreement as confirmed to the Escrow Agent by Company and Purchasers' Israeli Counsel, the Subscription Amount shall be held by the Escrow Agent on behalf of the Company without any restrictions whatsoever as of the time that the Company files the Form T87 with the TASE. Subsequent  to such filing of Form T87, the Escrow Agent shall deliver by wire transfer, subject to the terms of the Escrow Agreement (which shall reflect, inter alia, the provisions of this sub-Section 2.2(c)), to the Company the Subscription Amount.

2.3           Closing Conditions.

(a)      Mutual Conditions. The obligations of each of the Purchasers and the Company to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Closing:

(i)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(ii)           Shareholders’ Approval. The Company shall have received the Shareholders Approval;

(iii)           TASE Approval. The Company shall have obtained the TASE Approval;

(iv)           Parallel Investments.  As of the Closing the Company shall have entered into and closed in tandem investment agreements with any of Israeli Institutional Investors and/or US accredited investors for the acquisition of additional Securities of the Company on terms that are substantially similar to those set forth herein (subject to the receipt of any other corporate approvals necessary for the closing of such separate and independent investment agreements); provided, however, that the price per Ordinary Share, the number of warrants per each Ordinary Share purchased under such agreements, and the exercise price for such warrants shall be equal to the ones specified in this Agreement, representing an investment of no less than $10,000,000 in the Company  (inclusive of the Subscription Amount herein) (the “Minimum Amount”).

(b)      The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Company:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)           The Escrow Agent confirming in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account, and that contemporaneously with the filing of the Form T87 by the Company shall be held exclusively for the benefit of the Company subject to no restrictions whatsoever.

(c)      The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Purchaser:

(i)           The accuracy when made, in all material respects, of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date) and the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Ordinary Shares of the Company shall not have been suspended for any reason   except for a suspension by the TASE of trading for not more than 60 minutes due to a reporting of the Company.

(d)      Best Efforts. The parties shall use commercially reasonable best efforts to complete all of the conditions to Closing specified above in a timely manner so that the Closings shall occur no later than 45 days following the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in (i) the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in a cross-reference thereto, or (ii) a reference in the Disclosure Schedule to the location in the ISA Reports (other than any risk factors, forward looking statements, safe harbors or similar language contained therein) where such disclosure is made, the Company hereby makes the following representations and warranties to the Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  To the best knowledge of the Company, each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  Other than in connection with the Required Approvals, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof including the receipt of the Required Approvals and the fulfillment of the conditions set forth in Section 2.3 above, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and at the Closing will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of association, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 2.2, 4.2 and 4.4 of this Agreement, (ii) the filing and approval of the Commission of the ADR Facility and in the case of a Non-Uniform Offering, the approval of the Israeli Securities Authority ("ISA") to publish the Listing Prospectus (as defined in below), (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares, and as applicable the ADSs of the Company, for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) the Shareholders Approval; (vi) the TASE Approval, (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  The Company has not issued any share capital since its most recently filed periodic report under the Israeli Securities Laws, other than pursuant to the exercise of share options under the Company’s share option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s share purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Israeli Securities Laws.  Without derogating from that which is set forth herein with respect to the separate Israeli Institutional Investors Transaction and/or the Orbimed Transaction and/or US Investors Transaction, and except as otherwise set forth in the Company’s ISA Reports, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, and (ii) except as a result of the purchase and sale of the Securities, and other than pursuant to the exercise of share options under the Company’s share option plans, the issuance of the options to employees as set forth in the Option Plan Outline of Offering, the issuance of Ordinary Shares to employees pursuant to the Company’s share purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Israeli Securities Laws, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding share capital of the Company is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with Israeli Securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except for the Undertaking Letter executed by and among OrbiMed Israel Limited Partnership and the Current Shareholders (as such term is defined in such Undertaking Letter) dated January 3, 2013, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)          ISA Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Israeli Securities Laws  (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “ISA Reports”) on a timely basis or has received, or is otherwise eligible for,  a valid extension of such time of filing and has filed any such ISA Reports prior to the expiration of any such extension.  As of their respective dates filed or otherwise as set forth in the filing, the ISA Reports complied in all material respects with the requirements of the Israeli Securities Laws, as applicable,  and were true, accurate and complete in all material respects as of the date filed with the TASE and/or the Israel Securities Authority (the "ISA"), as applicable, and contain all the material information that is necessary pursuant to applicable Israeli Securities Laws, except to the extent corrected by a subsequent ISA Report filed with the ISA prior to the date of this Agreement.  The ISA Reports do not include any "Misleading Statement ("Prat Mataa", as such term is defined under the Israeli Securities Laws). The financial statements of the Company included in the ISA Reports comply in all material respects with applicable accounting requirements and the rules and regulations of Israeli Securities Laws with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with the International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the ISA Reports, except as specifically disclosed in a subsequent ISA Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in ISA Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. Other than with respect to the Transaction Documents, the US Investors Transaction, the Israeli Institutional Investors Transaction and the Orbimed Transaction, the Company is not in a situation in which it is delaying publication of an immediate report under the provisions of Regulation 36 (b) of the Securities Regulations (Periodical and Immediate Reports), 5730 - 1970 (hereinafter - "Delayed Report"), and that if  it is in a Delayed Report situation, it will deliver to the Purchasers such information as is being delayed, prior to the Closing Date, subject to their obligations for preservation of confidentiality in the usually accepted form. Except for the issuance of the Securities contemplated by this Agreement, the Israeli Institutional Investors Transaction, the Orbimed Transaction, the US Investors Transaction, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director (in their capacity as members of the board of directors of the Company) or officer thereof (in their capacity as officers of the Company), is or has been the subject of any Action involving a claim of violation of or liability under any applicable securities laws or a claim of breach of fiduciary duty under applicable corporate laws.  Except as disclosed in Schedule 3.1(j), (i) there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the ISA involving the Company or any current or former director or officer of the Company, and (ii) the ISA has not issued any stop order or other order or instruction prohibiting the Company from using a shelf prospectus, nor is there any known circumstance or reason for which the ISA may prohibit the Company from using a shelf prospectus in the future.

(k)           Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement (other than in Israel being subject to certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations including the Industrialists' Associations which are applicable to the Company’s Israeli employees by virtue of expansion orders issued in accordance with relevant labor laws by the Israeli Ministry of Economics (Labor and Welfare), and which apply such agreement provisions to the Company’s employees even though they are not directly part of a union that has signed a collective bargaining agreement with the Company), no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as described in the ISA Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title to all real property owned by them and good and marketable title in all chattel or personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of applicable taxes, for which appropriate reserves have been made therefor in accordance with IFRS and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the ISA Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the ISA Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the best knowledge of the Company, all such Intellectual Property Rights are enforceable. To the best knowledge of the Company there is no existing infringement by another Person of any of the Intellectual Property Rights, which could reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Governmental Funding. Except as specified in Schedule 3.1(p), the Company and the Subsidiary have no pending or outstanding grants, incentives, exemptions or subsidies from the Government of the State of Israel or any agency thereof, or from any non-Israeli governmental entity, granted to the Company or the Subsidiary or assigned to or assumed by the Company or the Subsidiary (collectively, “Grants”), including, without limitation, (i) the Israeli Investment Center, (ii) the Israeli Office of the Chief Scientist, (iii) the BIRD Foundation and any other similar governmental or government-related entity, (iv) the Fund for the Encouragement of Marketing, and (v) any taxation authority.

(q)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a materially significant increase in cost.

(r)           Transactions With Affiliates and Employees.  Except as set forth in the ISA Reports, and other than with respect to the Orbimed Transaction, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s)           Effectiveness of Internal Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of Section 9B of the Securities Law Regulations (Periodic and Immediate Reports) – 1970, as applicable to the Company effective as of the date hereof and as of the date of the Closing,  with respect to its reports on the effectiveness of internal auditing of financial reports and disclosure that are effective as of the date hereof.

(t)           Certain Fees.  Except as forth in Schedule 3.1(t), and without prejudice to any fees of a type contemplated in this Section which may be paid by the Company with respect to the Israeli Institutional Investors Transaction, no brokerage or finder’s fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no prospectus under the Israeli Securities Laws, is required for the offer and sale of the Shares and Warrants by the Company to the Purchasers as contemplated hereby, or for the issuance of the Warrant Shares upon exercise of the Warrants. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)           Registration Rights.  Other than each of the Purchasers, and the investors under each of the Israeli Institutional Investors Transaction and the Orbimed Transaction and the US Investors Transaction, and without prejudice to the last sentence set forth in Section 4.2(a) hereinafter,  no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)           Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Israeli Institutional Investors Transaction, the US Investors Transaction and the Orbimed Transaction, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) except with respect to the US Investors Transaction, Orbimed Transaction and the Israeli Institutional Investors Transaction, any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The quarterly report of the Company and Form T126 filed by the Company on May 30, 2014 sets forth as of March 31, 2014 all material indebtedness of the Company or any Subsidiary (including any liability, debt, guarantee, loan, obligation), or for which the Company or any Subsidiary has commitments.

(bb)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising . The Company has offered the Securities for sale only to the Purchaser who is a  “qualified investor” within the meaning of the First Addendum to tthe Securities Law.

(dd)          Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, and to the knowledge of the Company or any Subsidiary, neither any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, in each case as would be in material violation of the FCPA.

(ee)           Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is an Israeli registered public accounting firm as required by the Israeli Securities Law, and (ii) subject to the approval by the shareholders at the annual meeting of the company to be held in 2014 of the selection of such accounting firm for the audit of the 2014 fiscal year as required under the Companies Law, shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending 2014.

(ff)             No Disagreements with Accountants and Lawyers.   There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, other than reasonable and standard trade payables owed, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)           Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)           Medical Regulatory Approvals.  As to each product subject to the jurisdiction of the (i) U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”), (ii) the European Medical Devices Directive (the "EU Directives"), (the " FDA and the EU Directives and any additional medical devices regulators in any jurisdiction in which the Company operates and/or its products are sold, the "Medical Devices Regulators"), that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations in any applicable jurisdiction, relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the Medical Devices Regulators or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the Medical Devices Regulators.  The Company has not been informed by any Medical Devices Regulator that such Medical Devices Regulator will prohibit the marketing, sale, license or use in any applicable jurisdiction  of any product proposed to be developed, produced or marketed by the Company nor has any Medical Devices Regulator expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ii)           Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s applicable share option plan and (ii) with an exercise price equal to the average of the Company’s share price during a fixed period of time before the date the grants were approved by the Board of Directors’ in accordance with the applicable plan. No share option granted under the Company’s share option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Prohibition on Money Laundering Law of 2000, and any applicable money laundering statutes and applicable rules and regulations thereunder, all as such are applicable to either of the Company or the Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2           Representations and Warranties of the Purchaser.  The Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b)           Own Account.  Such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Israeli Securities Laws, has no present intention of distributing any of such Securities in violation of any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with the Israeli Securities Laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be (i) company, corporation, limited liability company, a partnership or a limited liability partnership qualified investor qualifying under one of the exempt categories listed in the first addendum to the Israeli Securities Law, 5728 - 1968.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Information. Such Purchaser acknowledges that no offering memorandum or similar disclosure document has been prepared in connection with the sale of the Securities, and that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the ISA Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to publicly disclosed information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense, that it may legally disclose (and if not so able to disclose, has provided a legal reason for such non-disclosure) and that is necessary to make an informed investment decision with respect to the investment.  The only representations and warranties being given to such Purchaser by the Company are as contained in this Agreement. Such Purchaser acknowledges and agrees that neither the Broker nor any Affiliate of the Broker has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Broker nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Broker and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Broker nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of, or other transaction in, the securities of the Company or any derivative security thereof, during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of an investment in such securities and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future, subject to all applicable laws.

(h)           Lock Up. Such Purchaser is aware of the fact that the Shares and the Warrant Shares are subject to certain lock-up restrictions under Israeli Securities Laws, and the transfer of the Securities shall be subject to such restrictions. Such Purchaser undertakes to comply with all such restrictions with respect to the Securities.

(i)           No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any of the Company's shareholders as of the date hereof or a corporation in which the Company's shareholders are an Interested Party (as defined in the Companies Law) as of the date hereof, regulating the management of the Company, the shareholders' rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company's shareholders, directors or officers.

(j)           No Governmental Review. Such Purchaser understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates or the Brokers after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

(l)           Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Shares and the Warrant Shares are subject to certain lock-up restrictions as specified under Section 15C of the Securities Law and the regulations promulgated under such Section, and each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities only in accordance with the requirements set forth therein.

4.2           Registration Rights.

(a)           American Depository Receipts. On or before the seven-month anniversary of the Closing Date, the Company agrees to have in place a Level II American Depositary Receipts facility (“ADR” and "ADR Facility", respectively) on NASDAQ or the New York Stock Exchange (NYSE).  The Purchasers shall have the right to have the Shares (or any portion of them) and, once issued upon exercise of the Warrants, the Warrant Shares (or any portion of them) be converted into American Depositary Shares, at the Company’s expense, immediately following the completion of the implementation of the ADR Facility. At least 30 days prior to the formation of the ADR Facility, the Company will notify each Purchaser of its rights to have his Shares and Warrant Shares (if converted) be registered under the ADR Facility, and shall register such Shares and Warrant Shares under the ADR Facility at the election of the Purchasers. Implementation of ADR Facility shall be deemed completed when the Company’s Registration Statement filed with the Commission with respect to ADSs of the Company is declared effective by the Commission.  The Company covenants to make reasonable commercial efforts to maintain the registration of the Ordinary Shares through such ADR Facility, or to register and maintain an Alternative US Registration, in each case, , until the later of (i) the third anniversary  following effectiveness thereof, and (ii)  the six-month anniversary of the exercise of the last of the Warrants (provided that any Warrants that expire prior to exercise shall, for purposes of this sentence, be deemed to have been exercised six months prior to expiration). The Purchaser agrees that, in the sole discretion of the Company and any other shareholders of the Company, additional shares of the Company which have been issued to shareholders, or which may be issued to shareholders in the future, may be converted into American Depositary Shares, as part of the completion of the implementation of the ADR Facility, or at any time thereafter. As used herein, an Alternative US Registration shall mean a registration of the Ordinary Shares (including the Shares and Warrant Shares) with effect for the benefit of the Purchaser at least as beneficial (as confirmed by the Purchaser Majority) as provided under the ADR Facility.

(b)           Release of Israeli Lock-Up Restrictions. If the Company is unable to establish the ADR Facility within a (seven) 7 month period from the Closing Date, the Company shall take all necessary actions,  in order to permit resale by the Purchaser of no less than 100% of the Purchased Shares and 100% of the Warrant Shares (once issued upon exercise of the Warrants) on the TASE by release of the Israeli lock-up restrictions from the Shares and Warrant Shares by publishing an underwritten non-uniform offering prospectus or an underwritten shelf offering report (the "Listing Prospectus") with the Israeli Securities Authority and the TASE (the "Non-Uniform Offering"). The Company undertakes that (A) such Non-Uniform Offering shall be completed within (seven) 7 months from the Closing Date and shall be in full compliance with any and all Israeli Securities Laws requirements, including insuring that such Non-Uniform Offering is underwritten, (b) that the underwriter in such offering (the "Pricing Underwriter") participated in the determination of the Per Share Purchase Price under this Agreement, in accordance with an agreement with such underwriter attached as Schedule 4.2(b) to this Agreement, and (C) that the Pricing Underwriter complies with all requirements and limitations under Israeli Securities Laws (including and in particular any and all requirements and limitations pertaining to conflict of interest of an underwriter in a non-uniform offering). The above notwithstanding, and with no further obligation by the Company to any Purchaser, the Company agrees to use commercially reasonable efforts to complete the establishment of the ADR Facility even after such (seven) 7 month period has expired and the publishing of the Listing Prospectus and in such case, the Purchasers shall have the right to convert their Shares and Warrant Shares, once exercised, to ADSs of the Company under the ADR Facility.

(c)            It is agreed and acknowledged by the Purchasers, that the Listing Prospectus will release the Israeli lock up restrictions on the Shares and the Warrant Shares, only for Purchasers that are (A) Institutional Investors (as defined above) at the time of this Agreement, at the time of the Closing and at the time such Listing Prospectus is published, and (B) only for Purchasers which are party to this Agreement (and not to any transferees of such Purchaser). It is further agreed and acknowledged by the Purchasers that the Listing Prospectus, or other TASE prospectus or offering report similar thereto,  may be used to facilitate a release of Israeli lockup restrictions on any shares and warrants sold pursuant to the Israeli Institutional Investors Transaction and/or the US Investors Transaction and/or the Orbimed Transaction; provided, however, that if the Listing Prospectus is utilized to release any lock-up provisions other than the Purchaser's lock-up provisions, Purchaser's rights as provided under this Agreement shall not be adversely affected from such joinder.

(d)            If following the seven (7) month anniversary of the Closing Date (i) a Registration Statement registering for resale by the Purchasers all of the ADRs representing the Shares and Warrant Shares (or registering for resale all of the Shares and Warrant Shares directly) is not declared effective by the Commission, and  (ii) all lock-up restrictions on the trading of the Shares and Warrant Shares in Israel were not removed in a Non-Uniform Offering (the existence of both (i) and (ii) above, shall be referred herein as a "Registration Failure"), then, in addition to the Purchaser’s other available remedies, the Company shall pay to the  Purchaser, in cash, as  liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of Securities still held by the  Purchaser and still subject to any lock up period under the Israeli Securities Laws (which lock-up period would otherwise be released by the Company taking such actions as set forth above) on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) following the occurrence and during the continuance of a Registration Failure, until the date such Registration Failure is cured.  The payments to which the  Purchaser shall be entitled pursuant to this Section 4.2(d) are referred to herein as “Registration Failure Payments.”  In no event shall Registration Failure Payments be payable by the Company in respect of more than twelve (12) thirty (30)-day periods.     Registration Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Registration Failure Payments is cured.  In the event the Company fails to make Registration Failure Payments in a timely manner, such Registration Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Subject to the provisions of the last sentence of this Section 4.2(d), nothing herein shall limit such Purchaser’s right to pursue actual damages for the Registration Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Parties agree that the Registration Failure Payments were considered by them and were agreed as foreseeable and reasonable estimation of the damages incurred by the Purchaser for the failure by the Company to register the Shares and Warrant Shares as ADR or to remove the restrictions on such Shares and Warrant Shares in a Non-Uniform Offering, as required under this Section 4.2.  Notwithstanding any provision in this Agreement, if the Purchaser delays providing customary information, or takes other actions that directly causes the Company to make a Registration Failure, then the Company can exclude such Purchaser’s shares from the Registration Statement without liability to the Purchaser. In addition, the Company’s obligations hereunder to the Purchaser (and the determination of whether a Registration Failure has occurred) shall be conditioned on the Purchasers’ timely provision in all material respects of information reasonably requested by the Company in connection with any filing with the Securities and Exchange Commission and/or the Israeli Securities Authority, and no Registration Failure Payments to a Purchaser shall be incurred in the event of unreasonable delay caused by such Purchaser’s failure to respond to the Company’s information requests or requests for customary representations; provided, however, that the obligations of the Company towards any Purchaser under this Section 4(2) (including the obligation to pay Registration Failure Payments) that has complied with the above, shall not be prejudiced in any way due to a non-compliance of any other Purchaser with such provisions.

4.3           Securities Laws Disclosure; Publicity.  The Company shall by the earlier of (i) 9:30 a.m. (Israeli time) on the Trading Day immediately following the date hereof, or (ii) as otherwise required under the Israeli Securities Laws, (a) issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file an Immediate Report to the TASE and the ISA disclosing all material terms of the transactions contemplated hereby, and all other disclosures pertaining to this Agreement as required by Israeli Securities Laws. In addition when required under the Israeli Securities Laws, but no later than 3 Trading Days following the report filed as per sub-Section (b) above, file immediate report with respect to an exceptional private offering, a material private offering and/or a private offering, all in accordance with Israeli Securities Laws, including a notice of a shareholders' meeting and the intention of the Company to release the Shares and the Warrant Shares from any lock-up restrictions in a non-uniform offering.  The Company and the  Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of the Purchaser in any filing required under the Israeli Securities Laws, without the prior written consent of the Purchaser, except: (a) as required by federal securities law, including in connection with  any Registration Statement contemplated hereby  and/or the ADR Facility, and (b) to the extent such disclosure is required by law, including the Israeli Securities Laws and/or the Companies Law (including for avoidance of doubt the provisions set forth in Section 185 of the Companies Law and any subsequent public disclosures the Company have to make as a result of this section), or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b). The Company acknowledges that the Purchaser is a publicly traded company listed on the Tel Aviv Stock Exchange which is subject to strict reporting requirements, inter alia, relating to the Company and the parties hereto shall coordinate any public TASE disclosures to the extent possible.

4.4           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  In no event shall the Company be liable to the Purchaser for the failure to disclose information due to the operation of this provision; provided, however, that if the Company is withholding or not fully disclosing any information due to any legal requirement, it shall have informed the Purchaser of such fact; and further provided however that disclosures to be made by the Company as required pursuant to that which is set forth in Section 3.1(i) above, shall only be made after the Purchaser has entered into a standard and reasonable written agreement with the Company regarding the confidentiality and use of such information.

4.5           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and other general corporate purposes.  The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products, services or companies that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.  The Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or the Company’s bank overdrafts  in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, (c) for the settlement of any outstanding litigation as of the date hereof or (d) in violation of FCPA or OFAC regulations.

4.6            Indemnification of Purchaser.

(a)         Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents  (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning in the Israeli Securities Law ), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate or transferee of any Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based  upon a breach of a Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such shareholder or any violations by Purchaser Parties of any applicable securities laws or any conduct by Purchaser Parties which constitutes fraud, negligence, willful misconduct or malfeasance, in each such case, only to the extent Company or any person on its behalf did not contribute to such breach, violation, negligence, willful misconduct or malfeasance or if Company's actions constitute fraud, gross negligence, willful misconduct or malfeasance) (the "Indemnifiable Losses").  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable exclusively (and without contribution of the Company) to any Purchaser Party’s negligence or intentional misconduct or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, provided that all such amounts shall be refunded to the Company in the event that it is ultimately determined by competent courts that the receiving party was not entitled to indemnification hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7           Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available until exercise or expiration of the Warrant, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.8           Listing of Ordinary Shares. The Company hereby agrees to use commercially reasonable best efforts to maintain as long as any Warrant is outstanding (and for a period of 6 months thereafter), the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed.  The Company will take all action reasonably necessary to continue the listing or quotation and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Following the formation of the ADR Facility, and for as long as any Warrant is outstanding (and for a period of 6 months thereafter), the Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.9      Subsequent  Equity Sales.

(a)           Subject to all applicable laws, including the Israeli Securities Laws, from the date hereof until the one-year anniversary after the earlier of (A) the registration of the Shares and, if applicable, the Warrant Shares, under the ADR Facility, or (B) the removal of any Israeli Lock-Up restrictions in a Non-Uniform Offering (each as described in Section 4.2), or (C) the removal of any Israeli Lock-Up restrictions in accordance with the provisions of  Section 15C of the Securities Law and the regulations promulgated under such Section, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company is obligated to  issue securities at a future determined price, provided that the presence of customary anti-dilution protections shall not, in itself, deem a transaction a Variable Rate Transaction.  Subject to such right not being transferable, any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b)           Notwithstanding the foregoing, this Section 4.9 shall not apply in respect of an Exempt Issuance.

4.10           Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any transactions, including Short Sales, in any of the Company’s securities, or derivative securities thereof, during the period commencing with the execution of this Agreement and ending such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial immediate reports and press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial immediate reports and press release as described in Section 4.4, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) without derogating from subsections (i) and (ii), the Purchaser shall not have any duty of confidentiality to the Company or its Subsidiaries with respect to the matters disclosed publicly by the Company  after the issuance of the initial immediate reports and press release as described in Section 4.4.

4.11           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions.  The Company further acknowledges that, subject to the receipt of the Required Approvals, its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the  Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.12           Israeli Institutional Investors; US Investors; Orbimed.  Subject to the provision of section2.3(a)(iv) above,  and without derogating therefrom, for avoidance of doubt it is clarified that it is agreed and understood by the Purchaser that any possible or contemplated parallel investment in the Company by either of (i) any Israeli Institutional Investors, as such are defined in the first Annex to the Securities Law (an “Israeli Institutional Investors Transaction”), and/or (ii) OrbiMed Israel Partners, Limited Partnership, or any of its Affiliates ("Orbimed" and “Orbimed Transaction respectively) and/or (iii) certain accredited investors (as defined under federal securities laws) in the USA (the “US Investors Transaction”), is not a condition precedent to effect the Closing, and the Closing shall take place upon satisfaction of all conditions precedent to the Closing as set forth in this Agreement, irrespective of any failure by the Company to negotiate, complete the execution of, or closing thereunder, any investment agreement with any other investors in excess of the Minimum Amount; whether such failure is due to the Company or any investor or caused by failure to achieve any required shareholder or other required corporate approvals to any such possible investment agreements.

Without prejudice to the provisions of this Section 4.12 above, and notwithstanding anything else set forth herein this agreement, at the sole discretion of the Company and Orbimed  and/or the Company and any Israeli Institutional Investors and/or the Company and any US accredited investors, without any obligations hereunder to the Purchaser, the Company may in tandem to entering into this Agreement, also enter into an investment agreements with any of Orbimed and/or Israeli Institutional Investors and/or US accredited investors for the acquisition of additional Securities of the Company on terms that are substantially similar to those set forth herein (subject to the receipt of any other corporate approvals necessary for the closing of such separate and independent investment agreements); provided, however, that the price per Ordinary Share, the number of warrants per each Ordinary Share purchased under such agreements, and the exercise price for such warrants shall be equal to the ones specified in this Agreement, and provided, further, that  such additional investors may be entitled to all benefits and/or privileges accorded to the Purchaser but shall not receive any benefits and/or privileges and/or rights not received by the Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by the Company or by the Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before 90 days following the date hereof; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to fulfill the conditions to closing set forth in this Agreement In the event that the any of the parties terminates this Agreement pursuant to this Section, neither party will have any further obligations to or rights against any other party hereto subject to such other party having fulfilled its obligations under this Section; and further provided, however, that the provisions of Article 5 (Miscellaneous) will survive any termination hereof; and further provided that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses.   Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, including any tax payable as a result thereof.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made at or prior to 5:30 p.m. (Israel time) on a Trading Day, (b) the next Trading Day after the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made on a day that is not a Trading Day or later than 5:30 p.m. (Israel  time) on any Trading Day, (c) the seventh (7th) Trading Day following the date of mailing, if sent by U.S. or Israeli nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser , or, in case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  Without prejudice to the rights which are explicitly stated to be non-transferable, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Other than any rights which are denoted herein as being non-transferable, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel , without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the competent court in Tel Aviv. Each party hereby irrevocably submits to the exclusive jurisdiction of such court as aforesaid for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the Tel Aviv courts.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices of service to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.7, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein shall survive until the date that is 24 months following the Closing and the delivery of the Securities, and the covenants and agreements contained in this Agreement requiring performance following the Closing shall survive the Closing in accordance with their respective terms.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13            Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely (after giving effect to any cure period) perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any other purchaser in any other parallel transaction being contemplated hereto, and the Purchaser shall not be responsible in any way for the performance or non-performance of the obligations of any other purchaser under any transaction document with respect to such transactions.  Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchaser together with the purchasers under other parallel investments in the Company as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.  The Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.17           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18           Fridays, Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day or Business Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day or Business Day, as applicable.

5.19           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall, in accordance with applicable Trading Market regulations, be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDIGUS LTD.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO MDGS SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: ______________________________________________
Facsimile Number of Authorized Signatory: _____________________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

DISCLOSURE SCHEDULES

These Disclosure Schedules are delivered to you pursuant to Article III of that certain Securities Purchase Agreement (this “Agreement”) dated as of June __, 2014, between Medigus Ltd., an Israeli company (the “Company”), and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Unless otherwise defined herein, any capitalized term used in a Disclosure Schedule shall have the same meaning assigned to such term in the Agreement. The following disclosures are an integral part of the Agreement.

These Disclosure Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except and to the extent provided in the Agreement. The inclusion of any item in any Disclosure Schedule shall not be deemed to be an admission by the Company that such item is material to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Company or its operations and is not an admission of any obligation or liability to any third party. No disclosure in a Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Each Purchaser acknowledges and agrees that any matter disclosed pursuant to a section, subsection, paragraph or subparagraph of a Disclosure Schedule shall be deemed disclosed for all other purposes of the Disclosure Schedules as and to the extent the content or context of such disclosure makes it reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section, subsection, paragraph or subparagraph of the Disclosure Schedules.

Where the terms of a contract, lease, agreement or other disclosure item have been summarized or described in a Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract, lease, agreement or other disclosure item and such summaries are qualified in their entirety by the specific terms of such agreements or documents.

Schedule 3.1(a)
Subsidiaries

1)	The Company is the sole member of Medigus USA LLC, a limited liabilitycorporation incorporated in Delaware, USA.

Schedule 3.1(g)
Capitalization

1)
Other than as set forth below, Form T87 filed by the Company on May 4, 2014 and Form T77 filed by the Company on May 11, 2014, as attached hereto as Exhibit 3.1(g), represents the capitalization of the Company as of the date of the Agreement, and includes the number of Ordinary Shares owned beneficially, and of record, by Interested Party Shareholders and/or Senior Officers (both as defined in the Securities Law).

2)
Due to the termination of service to the Company by the services company providing services of the former Chief Operating Officer, subsequent to the filing of such forms as set forth above, certain options issued to Dr. Elazar Sonnenschein have expired and/or are expected to expire by the end of June 30, 2014. Namely, 60,000 Series 4 options, 200,000 Series 6 options and 62,500 Series A options which are expected to expire at the end of June 2014 and 62,500 Series A options which expired as of June 1, 2014.

3)
The Company’s Board of Directors has approved the issuance of 3,410,000 Series D options as set forth in the Option Plan Outline of Offering. The grants of these options are subject to receipt of final TASE approval for the Option Plan Outline of Offering, and are expected to be completed prior to the Closing.

Schedule 3.1(j)
Litigation

1)	As disclosed in each of the Forms T121 filed by the Company with the TASE on April 4, 11, and May 19, of 2011.

Schedule 3.1(p)
Governmental Funding

1)	As described in Sections 17.5, 26.4, and 28 of Part A of the 2013 Annual Report of the Company as filed by the Company on Form T930 on March 27, 2014.

Schedule 3.1(t)
Certain Fees

The Company has engaged the services of (i) Roth Capital Partners LLC and (ii) Ladenburg, Thalman & Co. Inc. as co-exclusive placement agents in connection with the Agreement.

Schedule 3.1(ee)
Accountants

Kessleman & Kessleman, Certified Public Accountants – a member firm in PriceWaterhouseCoopers International Limited.

Exhibit A

NEITHER  THIS SECURITY  NOR THE SECURITIES  FOR WHICH THIS SECURITY  IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION  OR  THE  SECURITIES  COMMISSION  OF  ANY  STATE  IN  RELIANCE UPON  AN  EXEMPTION  FROM  REGISTRATION  UNDER  THE  SECURITIES  ACT  OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS  OF THE SECURITIES  ACT AND IN ACCORDANCE  WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR  TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.   THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN  CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN SECURED BY SUCH SECURITIES.

ORDINARY SHARES PURCHASE WARRANT

MEDIGUS LTD.

Warrant Shares: _____________	Initial Exercise Date: , 2014

THIS ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that,       or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third annual anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Medigus Ltd., an Israeli corporation (the “Company”), up to      Ordinary  Shares  (as  subject  to  adjustment  hereunder,  the  “Warrant  Shares”).    The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June        , 2014, among the Company and the purchasers signatory thereto.

Section 2.          Exercise.

a)         Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the  registered  Holder  at  the  address  of  the  Holder  appearing  on  the  books  of  the Company)  of a duly  executed  facsimile  copy  of the Notice  of Exercise  in the form annexed hereto and within three (3) Business Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of  Exercise  shall  be  required,  nor  shall  any  medallion  guarantee  (or  other  type  of guarantee or notarization) of any Notice of Exercise form be required.  The Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Holder a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.   Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal  to  the  applicable  number  of  Warrant  Shares  purchased.    The  Holder  and  the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.   The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Warrant may be exercised at any time before the Termination Date, provided that the Warrants may not be exercised on  the record date (as such term is defined in the TASE rules and regulations) of: (i) a distribution of bonus shares; (ii) a rights offer; (iii) any distribution of dividends; (iv) a consolidation of the share capital of the Company; (v) a share split; or (vi) a reduction of the share capital of the Company (each of the aforementioned events shall be called: "Corporate Event"). In addition, if the ex-date (as such term is defined in the TASE rules and regulations) of a Corporate Event occurs before the record date of a Corporate Event, then the Warrants shall not be exercised on the ex-date.

b)        Exercise Price.  The exercise price per Ordinary Share under this Warrant shall be 0.627 NIS, subject to adjustment hereunder (the “Exercise Price”).

c)         Cashless Exercise.   If at any time after the six-month anniversary of the Closing  Date, the Shares held by the Holders are still not released  via a Restriction Termination, then this Warrant may also be exercised, in whole or in part, at such time by means  of a “cashless  exercise”  in which,  subject  to  receipt  of TASE  approval  with respect thereto,  the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =
the closing price of the Ordinary  Share in the Trading  Market on theTrading  Day  immediately  preceding  the date  on  which  Holder  elects  to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The Company shall make reasonable commercial efforts to either (A) allocate a portion of the Subscription Amount paid by the initial Holder hereof pursuant to the Purchase Agreement, and/or (B) make other adjustments to the equity component of the Company’s balance sheet, to the effect that the “cashless exercise” of this Warrant may be facilitated in accordance with the Companies Law and Israeli Securities Laws. For the avoidance of doubt, (i) if such “cashless exercise” is not permitted or approved as set forth above, or (ii) if the Restriction Termination has been removed  at the time this Warrant is exercised, or (iii) this Warrant is exercised within six-months of the Closing Date, the Holder shall have no rights under this paragraph c) to cashless exercise, and the Warrant shall only be exercisable by payment of the Exercise Price in cash.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

d)        Mechanics of Exercise.

i.      Delivery of Warrant Shares Upon Exercise.  Warrant Shares shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A to this Warrant (the "Exercise Notice"). In addition, the Holder hereby agrees to sign any and all documents required by law. As soon as practicable upon receipt of the Exercise Notice and the payment of the Exercise Price (or the Cashless Exercise Price, as applicable) in accordance with the terms set forth herein, and in no event later than one (1) Israeli Business Day thereafter, the Company shall (i) issue to the Registration Company a duly executed share certificate for the number of Warrant Shares purchased and any other documents required by the Registration Company and TASE for the exercise the Warrant to the Warrants Shares (such date, the “Submission Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by payment of the Cashless Exercise Price, if so permitted). If the Company fails for any reason, to deliver to the Holder the Warrant Shares subject to a Notice of Exercise within 2 business days from the Submission Date (the "Warrant Share Delivery Date") , the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Ordinary Share in the Trading Market on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth (10th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii.          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which  new  Warrant  shall  in  all other  respects  be identical  with  this Warrant.

iii.         Rescission  Rights.    If  the  Company  fails  to  deliver  the Warrant  Shares  to  Holder's  securities  account  in  Israel  pursuant  to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.         Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares to the Holder pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder .  For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares of with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.]

v.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The number of Warrant Shares shall be rounded (up or down) to the nearest whole number, however the aggregate number of Warrant Shares shall not exceed the maximum quantity otherwise set forth in this Warrant notwithstanding the provisions of this paragraph (d). Notwithstanding   the  above,   and   provided   that   the  Company   has completed the ADR Facility, any rounding as a result of fractional amounts shall be with respect to ADSs and not Ordinary Shares..

vi.         Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be deposited in the Holder's designated account.

Section 3.          Certain Adjustments.

a)         Share  Dividends  and  Splits.  If  the  Company,  at  any  time  while  this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any  Ordinary  Shares  issued  by  the  Company  upon  exercise  of  this  Warrant),  (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding  Ordinary  Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that  the  aggregate  Exercise  Price  of  this  Warrant  shall  remain  unchanged.     Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)        Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Exercise Price of the Warrant shall not be adjusted, but the number of Warrant Shares in respect of the exercise of the Warrant to the extent not exercised for shares on the date determined  for the right to acquire rights in the rights issuance, shall be adjusted in accordance with the benefit component of the rights, as expressed by the ratio between the share closing price on TASE on the Business Day prior to the ex-date and the base price “ex rights”.

c)         If  the  Company  at  any  time  while  this  Warrant  is  outstanding  and unexpired shall:

i.
pay a dividend (including issuance of bonus shares) with respect to the Ordinary  Shares payable in Ordinary Shares, the number of shares to which the Warrant Holder is entitled upon exercise shall be increased by the  number  of  shares  to  which  the  Warrant  Holder  shall  have  been entitled as a stock dividend had it exercised the Warrant immediately prior to such distribution, with the Exercise Price for each Warrant Share remaining unmodified.

ii.
distribute a dividend in cash, cash equivalent or any rights or assets of the Company, the Exercise Price shall be decreased in an amount equal to the gross amount of the cash dividend distributed to each share

d)        Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction , the type and number of securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any  Successor Entity (as defined below) shall, subject to any and all restrictions under applicable law, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the exercise price hereunder to such Alternate Consideration. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e)        Calculations. All calculations under this Section 3 shall be made to the nearest Agora (NIS 0.01) or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding  as  of  a given  date  shall  be  the  sum  of  the  number  of  Ordinary  Shares (excluding treasury shares, if any) issued and outstanding.

f)         Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend  (or any other distribution  in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash  dividend  on  or  a  redemption  of  the  Ordinary  Shares,  (C)  the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company,  or  any  compulsory  share  exchange  whereby  the  Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption,  rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected  to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material,  non-public  information  regarding  the Company  or any of the Subsidiaries, the Company shall simultaneously file such notice with the ISA.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice   except as may otherwise be expressly set forth herein.

g)        To avoid any doubt, the Company undertakes not to make any adjustments as specified in this Section 3, as long as any Warrant is outstanding, which will result in an exercise price of the Warrant to one Warrant Share which is less than N (as defined above).

h)        In  the  event  of  (i)  any  adjustments  under  this  Section  3,  or  (ii)  any Fundamental Transaction (even if such Fundamental Transaction does not result in any adjustments under this Section 3,  the Company shall notify the Holders of such event promptly (subject to all applicable laws, including the Israeli Securities Laws), and in event later than within 2 Business Days from the date such event is published.

Section 4.          Transfer of Warrant.

a)         Transferability. The Holder acknowledges that this Warrant has not been registered for trading under the Securities Law.  Subject to compliance with any applicable securities laws, including the Israeli Securities Laws, and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)        New  Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, provided that the Company shall not be required to issue physical documentation in addition to the listing in the Warrant Register for such total of Warrants that is less than one thousand (1,000) Ordinary Share (unless that represents all Warrant Shares for which this Warrant is then exercisable). Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)        Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws (ii) eligible for resale without volume  or  manner-of-sale   restrictions  or  current  public  information   requirements pursuant  to Rule  144,  or a Restriction  Termination  has not otherwise  occurred  with respect to the Warrant Shares, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement, and make such representations to the Company as set forth in the Share Purchase Agreement, and agree to be bound by the terms thereof in a written instrument reasonably acceptable to the Company.

e)        Representation  by the Holder.   The Holder represents  and warrants to the Company the representations  and warranties specified in Section 3.2 of the Purchase Agreement,  which  are incorporated  herein by reference;  provided,  however,  that any reference to Shares and/or Securities shall refer for purpose of this Section to Warrant.

f)         The Holder of this Warrant shall have the registration rights as provided in Sections 4.2 (a) through 4.2 (c) of the Purchase Agreement, and the Warrant Shares shall be subject to any of the limitations set forth therein.

Section 5.          Miscellaneous.

a)         No Rights as Shareholder Until Exercise.   This Warrant does not entitle the Holder to any voting rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)        Loss,   Theft,   Destruction   or   Mutilation   of   Warrant.   The   Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)         Fridays, Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)        Authorized Shares.

The Company  covenants  that, during  the period  the Warrant  is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon  the exercise  of any purchase  rights under  this Warrant.    The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation,  or of any  requirements  of the Trading  Market  upon  which  the Ordinary Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable  and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before  taking  any  action  which  would  result  in  an  adjustment  in  the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)        Jurisdiction.  All  questions  concerning  the  construction,  validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)         Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or otherwise released by a Restriction Termination, will have restrictions upon resale imposed by the applicable securities laws.

g)        Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.   If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall  be  sufficient  to  cover  any  costs  and  expenses  including,  but  not  limited  to, reasonable  attorneys’  fees,  including  those  of appellate  proceedings,  incurred  by  the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)        Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)         Limitation  of  Liability.    No  provision  hereof,  in  the  absence  of  any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)         Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be  adequate  compensation  for  any  loss  incurred  by  reason  of a  breach  by  it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)        Successors  and  Assigns.     Subject  to  applicable  securities  laws,  this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)         Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)       Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision  shall be ineffective  to the extent of such prohibition  or invalidity,  without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)        Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)        No Registration. Holder acknowledges that this Warrant will not be listed for trading on any stock exchange.

p)        Exchange Rate. To the extent that in connection with any payment under this Warrant a conversion of either United States Dollars (“US$”) to New Israeli Shekels (“NIS”), or of NIS to US$ shall be required, any conversion shall be made in accordance with the most recent exchange rate published by the Bank of Israel, immediately prior to such payment.

q)        Exhibits and Schedules.   All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

r)         Dual  Listing  of  Company's  Shares.  In  the  event  that  the  Company's Ordinary Shares or ADR’s shall be registered for trade in any stock exchange in addition to the TASE, the Company shall treat this Warrant and the Ordinary Shares issuable hereunder, in the same manner as all other securities of the Company are treated with respect to their trading in the additional stock exchange, to the extent practicable.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MEDIGUS LTD. By: ___________________________________________________ Name: Title:

EXHIBIT ANOTICE OF EXERCISE

TO:     MEDIGUS LTD.

(1) The undersigned hereby elects to purchase                                      Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the State of Israel; and/or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect  to  the  maximum  number  of  Warrant  Shares  purchasable  pursuant  to  the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________________________________________________

The Warrant Shares shall be delivered to the following Account:

______________________________________________________________

______________________________________________________________

______________________________________________________________

(4) Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________